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Exhibit 24

POWER OF ATTORNEY

        The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby constitute and appoint BARRY J. SHARP and WILLIAM R. LURASCHI and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Company's Annual Report on Form 10-K and any and all amendments and supplements thereto.

SIGNATURE	TITLE	DATE

/s/ ROGER W. SANT Roger W. Sant	Chairman of the Board and Director	March 13, 2003
/s/ PAUL T. HANRAHAN Paul T. Hanrahan	President, Chief Executive Officer	March 13, 2003
/s/ DENNIS W. BAKKE Dennis W. Bakke	Director	March 13, 2003
/s/ RICHARD DARMAN Richard Darman	Director	March 13, 2003
/s/ ALICE F. EMERSON Alice F. Emerson	Director	March 13, 2003
/s/ ROBERT F. HEMPHILL, JR. Robert F. Hemphill, Jr.	Director	March 13, 2003
/s/ FRANK JUNGERS Frank Jungers	Director	March 13, 2003
/s/ PHILIP LADER Philip Lader	Director	March 13, 2003
/s/ JOHN H. MCARTHUR John H. McArthur	Director	March 13, 2003
/s/ HAZEL R. O'LEARY Hazel R. O'Leary	Director	March 13, 2003
Charles O. Rossotti	Director	March 13, 2003
/s/ SVEN SANDSTROM Sven Sandstrom	Director	March 13, 2003
/s/ THOMAS I. UNTERBERG Thomas I. Unterberg	Director	March 13, 2003

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  Exhibit 24
POWER OF ATTORNEY